Exhibit 31.1

CERTIFICATION

I, Jimmy Whang, certify that:

1.

I have reviewed this annual report on Form 10-K in respect of the STRATS(SM) Trust For News Corporation Securities, Series 2006-4 (the "Trust") and all reports on Form 10-D containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the Trust;

2.

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution or servicing information required to be provided to the Depositor by the Trustee under the trust agreement, for inclusion in these reports is included in these reports;

4.

I am responsible for reviewing the activities performed by the Depositor and the Trustee under the trust agreement and based upon my knowledge and the annual compliance review required under that agreement and Item 1123 of Regulation AB, and except as disclosed in the reports, the Depositor and Trustee have each fulfilled its obligations under that agreement; and

5.

All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: U.S. Bank Trust National Association, as Trustee.

Date: March 28, 2007

/s/ James Whang

Name: Jimmy Whang

Title: Director

(senior officer in charge of the securitizations of the depositor)